Exhibit 16.1

Ernst & Young LLP 400 West Market Street Suite 2400 Louisville, Kentucky 40202 Phone: (502) 585-1400 Fax: (502) 584-4221 www.ey.com

Securities and Exchange Commission 100 F Street NE Washington DC 20549	21 August 2009

We have read Item 4.01 of Form 8-K/A dated 21 August 2009, of NTS Mortgage Income Fund and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited